UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Autolus Therapeutics plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-38547	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Mediaworks
191 Wood Lane
London	W12 7FP
United Kingdom
(Address of principal executive offices)(Zip Code)

(44) 20	3829 6230
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, par value $0.000042 per share	AUTL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 7.01 Regulation FD Disclosure
On January 22, 2024, Autolus Therapeutics plc issued a press release announcing the U.S. Food and Drug Administration (FDA) has accepted its Biologics License Application (BLA) for obecabtagene autoleucel (obe-cel) for patients with relapsed/refractory (r/r) Adult B-Cell Acute Lymphoblastic Leukemia (ALL). Under the Prescription Drug User Fee Act (PDUFA), the FDA has set a target action date of November 16, 2024, a standard review timeline consistent with recently approved CAR T therapies.
The information contained in the presentation is furnished as Exhibit 99.1 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits
d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated January 22, 2024

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLUS THERAPEUTICS PLC
Dated: January 26, 2024	By:	/s/Christian Itin
Name: Christian Itin
Title: Chief Executive Officer